Exhibit 99.7

CLP SUN PARTNERS II, LLC

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	June 30,	December 31,
	2013 (unaudited)	2012
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$14,412,241	$14,405,356
Building and building improvements	108,451,721	108,448,716
Furniture and equipment	5,837,385	5,810,362
Construction in progress	160,809	34,274

	128,862,156	128,698,708
Less accumulated depreciation	(8,772,049)	(6,528,789)

Property and equipment — net	120,090,107	122,169,919
CASH AND CASH EQUIVALENTS	3,306,259	4,411,533
RESTRICTED CASH	425,450	306,242
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $37,838 and $58,354 in 2013 and 2012, respectively	359,142	328,699
RECEIVABLE FROM AFFILIATES — Net	22,681	—
PREPAID EXPENSES AND OTHER ASSETS	67,515	291,029
DEFERRED TAX ASSET	512,548	121,737
DEFERRED FINANCING COSTS — Net of accumulated amortization of 185,786 and $137,448 in 2013 and 2012, respectively	80,563	128,900

TOTAL	$124,864,265	$127,758,059

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable	$104,549,267	$104,549,267
Accounts payable and accrued expenses	1,827,566	3,175,973
Accrued interest	332,525	412,331
Payable to affiliates — net	—	114,993
Security and reservation deposits	16,000	20,000
Deferred revenue	1,904,142	2,006,106

Total liabilities	108,629,500	110,278,670
MEMBERS’ EQUITY	16,234,765	17,479,389

TOTAL	$124,864,265	$127,758,059

See notes to consolidated financial statements.

CLP SUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
OPERATING REVENUE:
Resident fees	$19,501,523	$18,004,908
Other income	152,854	130,386

Total operating revenue	19,654,377	18,135,294

OPERATING EXPENSES:
Labor	7,914,846	7,477,713
Repairs and maintenance	2,278,402	344,466
Depreciation and amortization	2,243,260	2,688,391
General and administrative	1,034,322	1,177,552
Management fees to affiliate	982,300	905,614
Insurance	795,276	641,426
Taxes and license fees	784,024	808,892
Food	752,896	687,087
Utilities	548,297	466,577
Advertising and marketing	331,619	313,521
Ancillary expenses	207,164	169,510
Bad debt	8,369	23,016

Total operating expenses	17,880,775	15,703,765

INCOME FROM OPERATIONS	1,773,602	2,431,529

OTHER INCOME (EXPENSES):
Interest Income	385	525
Interest expense	(2,389,312)	(2,456,247)
Income tax benefit (expense)	415,835	(102,822)

Total other expenses	(1,973,092)	(2,558,544)

NET LOSS	$(199,490)	$(127,015)

See notes to consolidated financial statements.

CLP SUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

	Sunrise Senior Living Investments, Inc	CNL Income SL II Holding, LLC	Total
MEMBERS’ EQUITY — December 31, 2012	$5,347,530	$12,131,859	$17,479,389
Distributions	—	(1,045,134)	(1,045,134)
Net loss	(59,847)	(139,643)	(199,490)

MEMBERS’ EQUITY — June 30, 2013	$5,287,683	$10,947,082	$16,234,765

See notes to consolidated financial statements.

CLP SUN PARTNERS II, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(199,490)	$(127,015)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,243,260	2,329,499
Amortization of financing costs	48,337	35,467
Amortization of residential leasing intangible	—	358,892
Provision for bad debts	8,369	23,016
Deferred taxes	(390,811)	—
Changes in operating assets and liabilities:
Accounts receivable	(38,812)	161,465
Receivable from affiliates—net	(22,681)	—
Prepaid expenses and other assets	223,514	188,727
Accounts payable and accrued expenses	(1,355,151)	(166,968)
Accrued interest	(79,806)	(13,301)
Payable to affiliates—net	(114,993)	(347,931)
Security and reservation deposits	(4,000)	12,000
Deferred revenue	(101,964)	314,703

Net cash provided by operating activities	215,772	2,768,554

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(156,704)	(168,143)
Change in restricted cash	(119,208)	410,444

Net cash (used in) provided by investing activities	(275,912)	242,301

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions	(1,045,134)	(3,421,276)

Net cash used in financing activities	(1,045,134)	(3,421,276)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,105,274)	(410,421)
CASH AND CASH EQUIVALENTS — Beginning of year	4,411,533	5,211,699

CASH AND CASH EQUIVALENTS — End of period	$3,306,259	$4,801,278

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$2,221,265	$2,434,081

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING INFORMATION:
Accrued capital expenditures	$6,744	$302

See notes to consolidated financial statements.

CLPSUN PARTNERS II, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

1.	ORGANIZATION AND PRESENTATION

Organization — CNLSun Partners II, LLC (the “Company”) was formed on June 8, 2011 under the laws of the state of Delaware as a limited liability company. On January 31, 2012, the Certificate of Formation was amended to change the name of the limited liability company from CNLSun Partners II, LLC to CLPSun Partners II, LLC. The Company was organized to acquire 100% of the membership interests in MetSun Two Pool One, LLC (“Pool One”) which owned and operated six assisted living facilities (collectively, the “Facilities” or individually, the “Facility”). At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI”). On August 2, 2011, the Company acquired 100% of the membership interests in Pool One and in conjunction with the transaction, CNL Income SL II Holding, LLC (“CNL”) was admitted as a member to the Company (the “2011 Recapitalization”). The limited liability agreement (“LLC Agreement”) was amended and the capital accounts were adjusted to reflect the new ownership structure with CNL as the managing member owning 70% and SSLII owning 30%. The Company shall continue in full force and effect until August 2, 2041 unless sooner terminated under the terms of the LLC Agreement.

Total capital contribution at closing was $27,135,712, which was immediately used by the Company to fund a portion of the pay down of the existing financing in connection with the existing financing modification (Note 5) and other closing costs. Each party to the sale of the members’ interests was responsible for its own third party costs.

The LLC Agreement effective August 2, 2011, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds are to be distributed according to the priorities as specified in the agreements. Any member can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

As of June 30, 2013, the Company owns the following six Facilities:

Operator Entity	Location	Date Opened
Bloomfield South MI Senior Lving Owner, LLC	Bloomfield, MI	March 2009
Broomfield CO Senior Living Owner, LLC	Broomfield, CO	May 2009
Johns Creek GA Senior Living Owner, LLC	Johns Creek, GA	March 2009
McCandless PA Senior Living Owner, LP	McCandless, PA	June 2009
Simi Valley CA Senior Living Owner, LLC	Simi Valley, CA	August 2009
Wake County NC Senior Living Owner, LLC	Cary, NC	July 2009

The Company owns and operates the Facilities providing assisted living services to seniors. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company has a pooling arrangement in which the terms and conditions of the management agreements are considered under one consolidated agreement.

Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CNL’s ownership interest in the Company upon the expiration of the third Company Year per the LLC Agreement. If Sunrise exercises the purchase option at any time prior to the sixth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 16% internal rate of return on the CNL total capital contributions, after taking into account all amounts previously distributed to CNL. Sunrise will not be able to exercise the option to purchase after the sixth Company Year.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, for approximately $130,000,000, with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities.

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company.

On July 1, 2013, HCN closed on a purchase and sale agreement (“PSA”) with CNL. Pursuant to the PSA, HCN purchased CNL’s membership interests in the Company for a purchase price of approximately $17,640,000, including transaction costs.

2.	NOTES PAYABLE

On August 2, 2011, the Company assumed the debt of $133,249,267 of Pool One and entered into an amended and restated loan agreement for the six Facilities with Prudential Insurance Company of America (“Prudential”). At the time of the amendment, a principal payment of $25,744,325 was paid by SSLII and CNL and $2,955,675 of restricted cash held in escrow at Prudential was applied to the loan. The loans mature on April 5, 2014 with two twelve month extensions. The loans are secured by the Facilities, cross-collateralized and cross-defaulted. The loans are interest only and bear interest at London Interbank Offered Rate (“LIBOR”) plus 2.08%. The LIBOR is subjected to a floor of 2.50%. As of June 30, 2013 and December 31, 2012, the LIBOR rates were 0.19% and 0.21%, respectively.

A summary of the loan balances at June 30, 2013 are as follows:

Bloomfield South MI Senior Lving Owner, LLC	$17,078,929
Broomfield CO Senior Living Owner, LLC	24,392,253
Johns Creek GA Senior Living Owner, LLC	12,086,603
McCandless PA Senior Living Owner, LP	14,523,128
Simi Valley CA Senior Living Owner, LLC	15,216,277
Wake County NC Senior Living Owner, LLC	21,252,077

$104,549,267

The Company is subject to non-financial covenants under the loan agreement. As of June 30, 2013, the Company was in compliance with all covenants.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of the Company’s notes payable approximated their carrying value at June 30, 2013.

3.	CONTINGENCIES

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

During 2012, the Facility in Broomfield, CO experienced shifting in soils that resulted in damage to the underground pipes. As of June 30, 2013, costs to repair the damage of $2,166,483 were incurred and recorded to repairs and maintenance expense in the accompanying consolidated financial statements. Management is working through an open insurance claim related to the incident with the insurance company. Proceeds from the insurance company will be recorded as a reduction to the costs incurred when such recoveries are deemed probable.

4.	SUBSEQUENT EVENT

On July 1, 2013, HCN closed on a PSA with CNL. Pursuant to the PSA, HCN purchased CNL’s membership interests in the Company for a purchase price of approximately $17,640,000, including transaction costs. The PSA was a result of exercising the purchase option under the LLC agreement as described in Note 1. In addition, the debt was paid off.

The Company reviewed subsequent events through September 12, 2013, the date the consolidated financial statements were issued.

* * * * * *